EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT dated as of the 1st day of December, 2001 by and between DIRECT INSITE CORP., a Delaware corporation (hereinafter the "Company")
and      ANTHONY       COPPOLA,       an       individual       residing      at
___________________________________ (hereinafter called "Coppola").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to enter into an Employment Agreement with Coppola (the "Agreement"); and

     WHEREAS, Coppola desires to enter into this Agreement with the Company;

     NOW, THEREFORE, it is agreed as follows:

     1. Prior Agreements Superseded. This Agreement supersedes any employment, consulting or other agreements, oral or written, entered into between Coppola and the Company prior to the date of this Agreement except for stock options and stock grants previously granted to Coppola, which stock options and grants shall continue in full force and effect.

     2. Employment. The Company hereby agrees to employ Coppola, and Coppola hereby agrees to serve, as President of the Company with commensurate responsibilities and to perform such services as directed by the Board of Directors. Coppola's employment hereunder shall be on a full-time basis and Coppola shall not engage in any other business, except with the prior approval of the Board of Directors of the Company. Coppola shall serve in similar capacities of such of the subsidiary corporations of the Company as may be selected by the Board of Directors without additional compensation. Notwithstanding the foregoing, it is understood that the duties of Coppola during the performance of employment shall not be inconsistent with his position and title as President of the Company.

     3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the term of this Agreement shall end on January 1, 2004.

     4. Compensation. For all services rendered by Coppola under this Agreement, compensation shall be paid to Coppola during the period of employment as follows:

          (a) Coppola shall be paid at the annual rate of One Hundred Seventy-Five Thousand ($175,000) Dollars.

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          (b) Coppola shall be eligible to  participate  in the Company's  stock option and stock purchase plans to the extent determined in the discretion of the Board of Directors of the Company or committee thereof.

          (c) Coppola shall be entitled to receive an annual bonus at the discretion of the Board of Directors.

          (d) Coppola shall be furnished with office space and secretarial service and facilities commensurate with his position and adequate for the performance of his duties.

          (e)  Coppola  shall be entitled  to fully  participate  in all benefit programs generally available to executive employees of the Company throughout the term of this Agreement, including but not limited to medical benefits.

          (f) Coppola shall be entitled to receive an automobile allowance not to exceed $1,000 per month, which shall cover the use of an automobile, insurance and related expenses.

          (g) Coppola shall be entitled to four (4) weeks of vacation and sick leaves consistent with current practice of the Company.

     5. Expenses. Coppola shall be reimbursed for all out-of-pocket expenses reasonably incurred by him in the performance of his duties hereunder. Expense reports, with receipts and justifications, must be submitted to the Chairman of the Board of Chief Financial Officer for approval.

     6. Severance Benefits. Coppola shall be entitled to the severance benefits provided for in subsection (c) hereof in the event of the termination of his employment by the Company without cause or in the event of a voluntary termination of employment by Coppola for good reason. Coppola and the Company acknowledge that the foregoing provisions of this paragraph 6 are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with this Agreement, and with due regard to future expectations.

          (a)  The term "cause" shall mean:

          (i) Coppola's willful and continued failure to substantially perform his duties under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness) after demand for substantial performance is delivered to Coppola by the Chairman of the Board of the Company which specifically identifies the manner in which the Board believes Coppola has not substantially performed his duties.

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          (ii)  Coppola's  failure  to  refuse  to  follow  directions  from the
     Company's Board of Directors provided that Coppola's compliance with any such direction would not be illegal or unlawful.

          (iii) Any act or fraud, embezzlement or theft committed by Coppola whether or not in connection with his duties or in the course of his employment.

          (iv) Any willful disclosure by Coppola of confidential information or trade secrets of the Company or its affiliates.

     For purposes of this paragraph, no act or failure to act on Coppola's part shall be considered "willful" unless done, or omitted to be done, by Coppola not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Coppola shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a notice of termination from the Chairman of the Board of the Company after reasonable notice to Coppola and an opportunity for Coppola with his counsel to be heard before the Board of Directors of the Company finding that in the good faith opinion of such Board of Directors Coppola was guilty of the conduct set forth in clauses (i), (ii) ,
(iii) or (iv) of this paragraph and specifying the particulars thereof in detail.

     (b) For these purposes, Coppola shall have "good reason" to terminate this Agreement if the Company removes Coppola from the position of President at any time during the term of this Agreement.

     (c) The severance benefits under this section in the event of termination without cause or by Coppola for "good reason", shall consist of the continued payment to Coppola for the remaining term of this Agreement of the annual salary provided in Section 4(a) hereof plus the immediate vesting of all outstanding options.

     7. Death. In the event of Coppola's death during the term of this Agreement, Coppola's legal representative shall be entitled to receive his per annum base salary as provided in paragraph 4(a) of this Agreement to the last day of the calendar quarter following the calendar quarter in which Coppola's death shall have occurred.

     8. Non-Competition.

     (a) Coppola agrees that, during the term of this Agreement, he will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, through any other individual or entity, (a) become an officer or employee of, or render any services [including consulting services] to, any competitor of the Company, (b) solicit, raid, entice or induce any customer of the Company to cease purchasing goods or services from the Company

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or to become a customer of any  competitor of the Company,  and Coppola will not approach any customer for any such purpose or authorize the taking of any such actions by any other individual or entity, or (c) solicit, raid, entice or induce any employee of the Company, and Coppola will not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity.

     (b) During the term hereof and at all times thereafter, Coppola shall not disclose to any person, firm or corporation other than the Company any trade secrets, trade information, techniques or other confidential information of the business of the Company, its methods of doing business or information concerning its customers learned or acquired by Coppola during Coppola's relationship with the Company and shall not engage in any unfair trade practices with respect to the Company.

     9. Enforcement.

     (a) The necessity for protection of the Company and its subsidiaries against Coppola's competition, as well as the nature and scope of such protection, has been carefully considered by the parties hereto in light of the uniqueness of Coppola's talent and his importance to the Company. Accordingly, Coppola agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) for the purpose of restraining Coppola from any actual or threatened breach of the covenants contained in paragraph 8 of this Agreement.

     (b) If for any reason a court determines that the restrictions under paragraph 8 of this Agreement are not reasonable or that consideration therefor in adequate, the parties expressly agree and covenant that such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in paragraph 8 as will render the restrictions valid and enforceable.

     10. Notices. Any notice to be given to the Company or Coppola hereunder shall be deemed given if delivered personally, telefaxed or mailed by certified or registered mail, postage prepaid, to the other party hereto at the following addresses:

     To the Company:     Direct Insite Corp.
                         80 Orville Drive
                         Bohemia, New York   11716

     Copy to:            David H. Lieberman, Esq.
                         Blau, Kramer, Wactlar & Lieberman, P.C.
                         100 Jericho Quadrangle
                         Suite 225
                         Jericho, NY 11753

     To Coppola:         Anthony Coppola

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Either party may change the address to which notice may be given hereunder by giving notice to the other party as provided herein.

     11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon Coppola, his heirs, executors, administrators and legal representatives.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties except as specifically otherwise indicated herein.

     13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                         DIRECT INSITE CORP.

                                /s/ Warren Wright
                         By:  __________________________________

                                /s/ James A. Cannavino
                            ------------------------------------
                                     ANTHONY COPPOLA
                                        Employee